Exhibit 10.1
IVAX CORPORATION
FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT (Change in Control)
     This Amendment to the Employment Agreement (Change in Control) (the “Amendment”) is made as of September 29, 2005, by and between IVAX Corporation, a Florida corporation (the “Company”) and [_______________] (“Executive”).
     WHEREAS, the Company has entered into an Agreement and Plan of Merger among the Company, Teva Pharmaceutical Industries Limited (“Teva”), Ivory Acquisition Sub, Inc. and Ivory Acquisition Sub II, Inc. (the “Merger Agreement”), pursuant to which, at the effective time of the proposed merger, Ivory Acquisition Sub, Inc. would merge with and into the Company, with the Company continuing as the surviving corporation, and immediately thereafter, the Company would merge with and into Ivory Acquisition Sub II, Inc. (each merger, taken together, constituting the “Merger”) and as a result of the Merger, Teva would acquire all of the issued and outstanding stock of the Company;
     WHEREAS, the Company entered into the Employment Agreement (Change in Control) (the "Employment Agreement”) with Executive on [Date];
     WHEREAS, the Employment Agreement provides for certain retention and severance benefits in the event of a Change in Control of the Company (as defined in the Employment Agreement);
     WHEREAS, the Company and the Executive desire to amend the definition of a Change in Control, so that a Change in Control occurs on the consummation of a merger rather than shareholder approval of a merger; and
     WHEREAS, the Company and the Executive desire to amend the Employment Agreement to replace Arthur Andersen LLP or Ernst & Young LLP as the accountant for the golden parachute calculations with Deloitte & Touche LLP.
     NOW, THEREFORE, the parties agree as follows:
     1. Change in Control. Section 2(c) of the Employment Agreement is hereby amended in its entirety as follows:
          “The effective date or date of consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 70% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or”
     2. Accountants. Section 9(b) is hereby amended by replacing all references to “Arthur Andersen LLP” or “Ernst & Young LLP” with “Deloitte & Touche LLP”.
     3. Employment Agreement. To the extent not amended hereby, the Employment Agreement shall continue with full force and effect in accordance with its terms.
     4. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of the Amendment by such party. Such facsimile copies shall constitute enforceable original documents.
     5. Headings. All captions and section headings used in this Amendment are for convenient reference only and do not form a part of this Agreement.
     6. Governing Law. This Agreement will be governed by the laws of the State of Florida (with the exception of its conflict of laws provisions).

     IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

IVAX CORPORATION	EMPLOYEE

By:	Signature

Title	Printed Name
Signature Page of Amendment To Employment Agreement (Change In Control)

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